UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of James Murphy

On June 28, 2016, Western Digital Corporation (the “Company”) announced the departure of James J. Murphy, Executive Vice President of the Company, effective as of March 25, 2017, unless such departure occurs earlier upon thirty (30) days’ written notice by Mr. Murphy (such date, the “Separation Date”). Mr. Murphy will continue in a special advisory role with the Company through the Separation Date.

In connection with Mr. Murphy’s departure, the Company and Mr. Murphy entered into a Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Murphy has agreed to comply with certain non-solicitation and cooperation provisions. The Separation Agreement also provides for a customary general release of claims, as well as certain other standard terms and a mutual non-disparagement covenant. Pursuant to the Separation Agreement and applicable law, Mr. Murphy has up to seven (7) days to revoke the Separation Agreement. If Mr. Murphy does not revoke the Separation Agreement and complies with his obligations thereunder, he will be entitled to the following benefits:

•	a lump sum payment of $1,250,000, less standard withholding and authorized deductions, which represents a payment equal to twenty-four (24) months of Mr. Murphy’s current base salary, payable during the fifteen (15) day period commencing on the thirtieth (30th) day following his Separation Date;

•	a lump sum payment of $160,543, less standard withholding and authorized deductions, which represents Mr. Murphy’s prorated target bonus opportunity under the Company’s Short-Term Incentive Plan (“STI”) for the six-month bonus cycle ending June 30, 2017, assuming 100% of the performance targets have been achieved regardless of actual funding by the Company and assuming a Separation Date of March 25, 2017, payable during the fifteen (15) day period commencing on the thirtieth (30th) day following his Separation Date; provided, that if the Separation Date occurs earlier than March 25, 2017, proration will be determined based on Mr. Murphy’s bonus opportunity under the STI for the bonus cycle in which the Separation Date occurs, assuming 100% of the performance targets are met regardless of actual funding by the Company, prorated based on the number of days from the beginning of the bonus cycle through the Separation Date;

•	a lump sum payment of $28,643, less standard withholding and authorized deductions, which represents an amount equivalent to Mr. Murphy’s COBRA premiums for eighteen (18) months following the Separation Date, regardless of whether Mr. Murphy elects COBRA, payable during the fifteen (15) day period commencing on the thirtieth (30th) day following his Separation Date;

•	Mr. Murphy’s then-outstanding unvested stock options and restricted stock units will vest and become exercisable or payable, as applicable, as if Mr. Murphy had remained employed through the six-month anniversary of the Separation Date, subject to the terms and conditions of the stock incentive plan and award agreements applicable to such awards;

•	Mr. Murphy’s then-outstanding unvested performance stock units granted on August 4, 2015 will vest and become payable at the target number of units pursuant to the terms and conditions of Mr. Murphy’s award agreement applicable to such award; and

•	a maximum of twelve (12) months of outplacement services (with an estimated maximum value of $14,900) will be made available through a vendor approved by the Company in its sole discretion.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended July 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

Date: June 29, 2016	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer
and Secretary